Exhibit 21.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 INTERBAKE INC.


     1. The name of the corporation is Interbake Brands, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may or organized under the General Corporation Law of Delaware.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation on Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     4. The total number of share of stock which the corporation shall have the authority to issue is Ten Thousand (10,000); all of such shares shall be without par value.

     5. The name and  mailing  address of the sole  incorporator  is as follows:
Saul Feiger, Esq., 152-18 Union Turnpike, Kew Garden Hills, New York 11367.

     6. The corporation is to have perpetual existence.

     7. Elections of directors need not be by written ballot unless under the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

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     10. The corporation shall indemnify its officers, directors.  employees and agents to the extent permitted by the General Corporation Law of the State of Delaware.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1lth day of September, 1996.


                                         ________________________
                                         SAUL FLIGER

                               State of Delaware
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "INTERBAKE BRANDS, INC.", FILED IN THIS OFFICE OF THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1996, AT 4:30 P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                        ___________________________________
                                        EDWARD J. FREEL, SECRETARY OF STATE

AUTHENTICATION:  8110526

DATE:  09-19-96